Exhibit 32

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Oxford Immunotec Global PLC, a company incorporated in England and Wales (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K of the Company for the year ended December 31, 2013 (the “Form 10-K”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2014	/s/ Peter Wrighton-Smith, Ph.D.
Peter Wrighton-Smith, Ph.D.
Chief Executive Officer and Director

Date: March 27, 2014	/s/ Richard M. Altieri
Richard M. Altieri
Chief Financial Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.